Exhibit 99.1

Revolution Lighting Technologies Acquires Relume Technologies to Increase LED Product Portfolio for Outdoor Lighting Applications and Smart Grid Control Systems

Relume’s Complementary Product Offering to Drive New Market Penetration

and Accelerate Company Growth

Stamford, CT, August 12, 2013 – Revolution Lighting Technologies, Inc. (NASDAQ: RVLT) (“Revolution Lighting”), a leader in advanced LED lighting technology, today announced it has entered into a definitive agreement to acquire Relume Technologies (“Relume”), a leading manufacturer of outdoor LED products and smart grid control systems for outdoor lighting applications.

Under the terms of the agreement, Revolution Lighting will pay a total purchase price of $15 million for the Relume business on a debt-free basis and with a minimal level of working capital. Approximately $5 million of the purchase price will be paid in cash with the remaining value of $10 million paid in Revolution Lighting common stock.

“Both Revolution Lighting and Relume share a mutual vision to providing high quality, efficient and cost effective LED lighting systems through an active distribution network that educates, trains and services our customer base,” said Robert V. LaPenta, Chairman and Chief Executive Officer of Revolution Lighting Technologies. “Relume’s leadership in LED outdoor lighting applications will complement Revolution Lighting’s current LED product portfolio, allowing us to reach new markets and offer new products and services to our existing customers.”

While Revolution Lighting’s products are primarily focused on indoor applications, Relume serves several outdoor LED markets, including municipal street and roadway lights, parking lots and garages, pedestrian areas, buildings and outdoor advertising displays. More than 75% of Relume’s business is made up of outdoor lighting, with the remaining part of the business split between smart grid control systems, and LED lighting for media and signage. In addition, Relume’s patented Silver Circuitry™ process for LED thermal management offers the first seven-year LED warranty, adding significant value to Revolution Lighting customers by improving LED performance, lowering operating temperature and extending LED life.

“Combining Relume’s LED lighting applications with the suite of products offered by our existing Lumificient and Seesmart brands will help drive new market penetration,” added Charlie Schafer, President and Chief Financial Officer of Revolution Lighting. “Their demonstrated ability to deliver significant value to its sales force and customers will play a significant role in contributing to and accelerating our profitable growth. We look forward to working closely with Relume’s highly experienced team members to execute on our shared vision as we build a world class LED company that delivers the best results for our customers, employees and all stakeholders.”

Relume’s President and CEO, Crawford Lipsey, and the majority of Relume’s management team will continue to operate the Company as usual from its current facility in Oxford Michigan. Lipsey is a 30-year veteran of the lighting industry and has deep expertise in LED lighting. Prior to joining the Relume, Lipsey served 10 years as Executive Vice President of Acuity Brands Lighting, Inc.

“Revolution Lighting’s significant resources will allow Relume to invest in the products, people, technology and equipment necessary to further accelerate our growth in the LED lighting market,” said Lipsey. “Our businesses are an ideal strategic fit and we are confident that our product offering, engineering capabilities and sales resources will support and enhance Revolution Lighting’s business and growth.”

About Revolution Lighting Technologies Inc.

Revolution Lighting Technologies, Inc. is a leader in the design, manufacture, marketing, and sale of light emitting diode (LED) lighting solutions focusing on the industrial, commercial and government markets in the United States, Canada, and internationally. Through advanced technology and aggressive new product development, Revolution Lighting has created an innovative, multi-brand, lighting company that offers a comprehensive advanced product platform. The company goes to market through its Seesmart brand, which designs, engineers and manufactures an extensive line of high-quality interior and exterior LED lamps and fixtures; Lighting Integration Technologies Inc., which sells and installs Seesmart products; and Lumificient, which supplies LED illumination for the signage industry. Revolution Lighting Technologies markets and distributes its product through a network of independent sales representatives and distributors, as well as through energy savings companies and national accounts. Revolution Lighting Technologies trades on the NASDAQ under the ticker RVLT. For additional information, please visit: www.rvlti.com.

About Relume Technologies

Relume Technologies is a Mich.-based manufacturer of highly efficient, environmentally friendly, and cost effective LED lighting products and control systems. The company’s innovative technology is used in municipal lighting, commercial signage, outdoor advertising, transportation, and U.S. military applications. Relume’s products are American-made, ISO 9001:2008 certified and carry an industry leading seven year warranty. Relume is a founding member of the Michigan Solid State Lighting Association, and supports the organization’s mission of ensuring that Michigan is a global leader in solid-state lighting, research and development, and manufacturing. Relume was recently recognized as one of Michigan’s 50 Companies to Watch by the Edward Lowe Foundation. For additional information, please visit: www.relume.com.

Cautionary Statement for Forward-Looking Statements

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties, including the anticipated benefits of the Relume acquisition and statements relating to the anticipated future growth and profitability of our business. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Revolution Lighting’s filings under the Securities Exchange Act for additional factors that could cause actual results to differ materially, including our history of losses, the potential for future dilution to our existing common stockholders, our status as a controlled company, the risk that demand for our LED products fails to emerge as anticipated, competition from larger companies, and risks relating to third party suppliers and manufacturers, as well as the other Risk Factors described in Item 1A of our Form 10-K for the fiscal year ended December 31, 2012. Revolution Lighting Technologies, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Contact:

ICR

Anton Nicholas / Cory Ziskind, 203-682-8200

Anton.Nicholas@icrinc.com / Cory.Ziskind@icrinc.com

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